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                                                                    Exhibit 10.5

                             SEPARATION AGREEMENT

This Separation Agreement (this "Agreement") is entered into by Avenue A, Inc. and Avenue A Global Resources, Inc., including its past and present directors, owners, shareholders, officers, agents and employees ("AVENUE A") and Neve Savage ("EMPLOYEE").

                                    PURPOSE

EMPLOYEE has been employed by AVENUE A. The parties wish to terminate their employment relationship on an agreed basis. AVENUE A and EMPLOYEE desire to enter this Agreement in order to set forth the terms and conditions on which EMPLOYEE'S employment with AVENUE A has terminated.

                                   AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and the mutual agreements set forth herein, AVENUE A and EMPLOYEE hereby agree as follows:

1.   Termination of Employment
The parties hereby agree that EMPLOYEE'S employment with AVENUE A in every capacity terminates, effective as of the close of business on Tuesday, July 31, 2001("Termination Date"), and that, from and after that time, EMPLOYEE will not be an employee of AVENUE A and will not accrue holiday or other leave or be eligible to participate in any employee benefit plans of AVENUE A except as provided in Section 4 below.

2.   Expenses
EMPLOYEE agrees that he has submitted a final expense report(s) covering all reimbursable charges to AVENUE A and that he has been fully reimbursed for same.

3.   Payments
In addition to the consideration represented by the mutual agreements set forth herein, AVENUE A agrees to pay to EMPLOYEE nine months' salary as severance, less all applicable withholdings and deductions, as consideration for EMPLOYEE'S execution of this Agreement and as further consideration for EMPLOYEE'S continued compliance with the provisions of EMPLOYEE'S Confidentiality Agreement with AVENUE A, a copy of which is attached hereto. The severance payments are based upon an annual salary of $250,000. This severance pay shall be paid in accordance with AVENUE A'S normal pay periods and treated as wages paid to EMPLOYEE, subject to the customary and normal withholdings and deductions.

This severance pay is contingent upon the full repayment of EMPLOYEE'S real estate loan in the principal amount of $1,300,000 ("Loan"). If the current balance of the Loan cannot be satisfied by the net proceeds of the sale of EMPLOYEE'S UK home and of the sale of 120,000 shares of Avenue A stock such shares arising from the exercise of options granted to the EMPLOYEE on November 18, 1998 ("Shares") both assets securing EMPLOYEE'S Loan, then, at AVENUE A's election, EMPLOYEE'S severance payments may be reduced and the amount of such reduction applied to the Loan balance and/or a mutually agreed upon a repayment schedule will be adopted.
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If, however, the net proceeds from the sale of EMPLOYEE'S UK home and the sale of Shares is more than sufficient than to cover repayment of the Loan, then the following will apply:

     1) The proceeds of the sale of the November 1998 Accelerated Shares along with other Shares that are not subject to repurchase ("Vested Shares") will be first applied to any deficiency balance after the proceeds of the sale of EMPLOYEE'S UK home are applied to the Loan balance.

     2) If the proceeds of the sale of the November 1998 Accelerated and Vested Shares are more than sufficient to cover the deficiency balance then any excess of these Shares or proceeds from their sale will be released to the EMPLOYEE and AVENUE A will repurchase all remaining Shares subject to repurchase for $.333 per Share and advance the proceeds from such repurchase to EMPLOYEE.

     3) If the proceeds of the sale of the November 1998 Accelerated and Vested Shares are insufficient to satisfy the deficiency balance, then AVENUE A will waive its right to repurchase additional Shares sufficient in number to cover the deficiency. If any unvested Shares remain unsold after the satisfaction of the deficiency balance, then AVENUE A will repurchase these shares for $.333 per share and advance the proceeds from such repurchase to EMPLOYEE.

If EMPLOYEE remains continuously unemployed throughout the nine-month period of August 1, 2001 through April 30, 2002, AVENUE A will provide up to three additional months of severance. This additional severance is contingent upon the full repayment of EMPLOYEE'S real estate loan. If the loan has not been fully repaid, this additional severance will be credited to the loan balance. EMPLOYEE must remain continuously unemployed during the nine month period noted above to qualify for this additional severance and payments will not commence unless EMPLOYEE has contacted AVENUE A by May 1, 2002 to confirm employment status in writing. These additional payments will be made in accordance with our normal pay periods and treated as wages paid to EMPLOYEE, subject to the customary and normal withholdings and deductions. These additional severance payments will be discontinued if EMPLOYEE becomes employed during the three-month period of May 1, 2001 - July 31, 2001. While receiving this additional three-month severance, EMPLOYEE agrees to contact AVENUE A within one week of finding employment to update his employment status.

EMPLOYEE'S final regular paycheck will include payment of accrued, unused holiday hours and EMPLOYEE will receive all salary earned through the Termination Date. EMPLOYEE will continue to be paid on the Global Resources payroll through October 31, 2001. Effective November 1, 2001, AVENUE A will pay EMPLOYEE from its Seattle Office, and funds will be directly deposited into a United States bank account.

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Additionally, EMPLOYEE will receive a lump sum payment as part of his August
31, 2001 paycheck in the amount of $18, 461.94 and normal withholdings will apply. This same amount will be withheld from EMPLOYEE'S August 31, 2001 paycheck and will be applied in two parts as follows: 1) $12,584.85 as repayment of principal and interest due as of July 31, 2001 for his executive exercise loan made on October 8, 1999 and 2) $5,877.09 as repayment of the social security advance made on October 31, 2000. The executive exercise loan note will be returned to the EMPLOYEE and marked paid and the social security advance made on October 31, 2000 in the amount of $5,877.09 will also be considered paid in full.


4.   Benefits
AVENUE A will pay EMPLOYEE'S COBRA premiums for health insurance benefit continuation through April 30, 2002. If severance is extended for three additional months (May 1 - July 31, 2002), paid COBRA will also be extended for each additional month of severance. All other benefits shall cease effective the date that employment terminated, except EMPLOYEE'S right to self-pay health insurance benefits under COBRA if he elects to and is qualified to do so. EMPLOYEE agrees that he is not entitled to and will not seek any other payments or benefits from AVENUE A.

EMPLOYEE shall receive six month's accelerated vesting for all Avenue A stock options granted on February 22, 2001, May 30, 2001 and November 18, 1998 ("Accelerated Shares"). Specifically, the portion of the above grants held by EMPLOYEE immediately prior to the termination date, that is unvested shall automatically vest, immediately prior to the Termination Date, in an amount equal to the portion that would have vested in the period commencing on the Termination Date and ending on the six-month anniversary of the Termination Date, had EMPLOYEE'S employment continued through the latter date. These accelerated options and all other vested options must be exercised no later than October 31, 2001.

AVENUE A agrees to pay for Arthur Andersen's preparation of EMPLOYEE'S United Kingdom and United States 2000 and 2001 tax returns.


5.   Return of Company Property
EMPLOYEE hereby represents and warrants to AVENUE A that he has returned to AVENUE A any and all materials and property of AVENUE A and its affiliates of any type whatsoever (including without limitation any computer equipment, software, or confidential or proprietary material) that have been in EMPLOYEE'S possession or control. Further, EMPLOYEE has returned to AVENUE A all office keys, company credit cards, and paging devices. EMPLOYEE will keep the cell phone issued by AVENUE A and assume responsibility for monthly billing no later than August 1, 2001.

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6.   Full Release and Waiver of All Claims

          (a) EMPLOYEE agrees with AVENUE A that the payments and agreements set forth in this Agreement are in full satisfaction of any and all accrued vacation pay, bonus pay, commissions, severance pay, termination benefits, or other compensation to which EMPLOYEE may be entitled by virtue of his or her employment with AVENUE A or termination of his or her employment.

          (b) EMPLOYEE hereby forever releases and waives any and all claims he may have against AVENUE A, its officers, directors, shareholders, employees, attorneys, agents, successors, and assigns (if applicable), including without limitation, claims for any additional compensation or benefits arising out of, based upon, or related in any manner to EMPLOYEE'S employment with AVENUE A or termination thereof. It is understood that this release includes, but it not limited to, any claims for wages, bonuses, commissions, employee benefits, or damages of any kind whatsoever, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, any theory of negligence, any legal restriction on an employer's right to terminate employees, or any federal, state, or other governmental statute or ordinance, including without limitation, Title VII of the Civil Rights Act of 1964, as amended, 42 USC ss.1981, the Americans with Disabilities Act, the Washington Law Against Discrimination, or any other legal limitations of the employment relationship.

7.   Effective Date of Agreement
The terms of this Agreement shall become effective and enforceable upon execution of this Agreement by both parties.

8.   Confidentiality
EMPLOYEE agrees to keep this Agreement confidential and not to reveal the terms, conditions, consideration, or other contents to anyone except his or her attorneys, immediate family, or tax or financial advisor (if any), with the understanding that all of those individuals or entities will also be bound by the confidentiality agreement contained in this section unless disclosure is required by law. If EMPLOYEE and/or these individuals or entities believe that disclosure is required by law, they agree to give notice to AVENUE A so that AVENUE A may, in its discretion, take action to prevent disclosure.

9.   Reaffirmation of Confidentiality Agreement
EMPLOYEE expressly reaffirms the Confidentiality Agreement that EMPLOYEE signed as a condition of employment with AVENUE A, which shall remain in full effect. EMPLOYEE acknowledges that AVENUE A is under no obligation to offer the payment set forth herein and that this payment is intended as further consideration for EMPLOYEE'S continued compliance with the noncompetition provisions of EMPLOYEE'S Confidentiality Agreement with AVENUE A.

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10.  Successors and Assigns
This Agreement will bind and inure to the benefit of the parties, and their respective legal representatives, successors, and assigns.

11.  Nonadmission
This Agreement shall not be construed as an admission by AVENUE A of any wrongful act, unlawful discrimination, or breach of contract, and AVENUE A specifically denies any liability to or discrimination against EMPLOYEE or any other person. This Agreement is entered into by AVENUE A solely for the purpose of resolving all disputes between EMPLOYEE and AVENUE A.

12.  No Charges Pending
EMPLOYEE represents that there is currently no complaint or charge concerning AVENUE A filed and pending with the Equal Employment Opportunity commission, the Washington State Human Rights Commission, or with any other local, state, or federal agency or court, that EMPLOYEE will not file any such charge against AVENUE A relating to event occurring before the date of this Agreement, and that if an agency or court assumes jurisdiction of any such complaint or charge against AVENUE A on behalf of EMPLOYEE, EMPLOYEE will request the agency or court to withdraw from the matter.

13.  Arbitration
Any dispute concerning the rights and/or obligations of EMPLOYEE and/or AVENUE A concerning EMPLOYEE'S employment at AVENUE A or concerning any terms or conditions of this Separation Agreement shall be submitted for resolution by binding arbitration under the National Rules for Resolution of Employment Disputes of the American Arbitration Association. Each party in any such arbitration will be responsible for its own attorneys' fees and associated costs. The parties agree that the cost of the arbitration itself will be split equally between the parties.
This arbitration agreement is not intended, and shall not be construed, to limit AVENUE A's right to file an action in a court to seek enforcement of the Confidentiality, Inventions Assignment, Noncompetition and Nonsolicitation Agreement entered into by EMPLOYEE and AVENUE A on November 18, 1998. AVENUE A expressly reserves the right to seek to enforce that agreement in a court of law. Nothing in this Agreement shall be construed to modify or alter AVENUE A's rights under the Confidentiality, Inventions Assignment, Noncompetition and Nonsolicitation Agreement

14.  Governing Law and Severability Election
This Agreement will be governed by and construed exclusively in accordance with the laws of the State of Washington without reference to its choice of law principles. Any disputes arising under this Agreement shall be brought in a court of competent jurisdiction in the State of Washington. If any portion of this Agreement is determined to be null and void, AVENUE A shall elect, in its discretion, whether the remaining portions of the Agreement shall continue in force or whether the entire Agreement shall be rescinded. The rule of contract construction that ambiguities are construed against the drafter shall not apply to the interpretation or construction of this agreement.

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15.  Modification
No modification or waiver of this Agreement will be effective unless evidenced in a writing signed by both parties.

16.  Entire Agreement
This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations, discussions, agreements, or understandings, whether oral or written, with respect to the same subject matter.

17. Termination of Offer and Opportunity to Consult with Counsel. EMPLOYEE shall have until the close of business on August 6, 2001 to review and execute this Agreement. If EMPLOYEE has not returned to AVENUE A an executed copy of this Agreement by that time, this offer shall be deemed to automatically expire. AVENUE A strongly encourages EMPLOYEE to consult with an attorney of his or her choice prior to signing this Agreement. By executing this Agreement, EMPLOYEE acknowledges that he or she has either consulted with an attorney, or has voluntarily elected not to consult legal counsel.

18.  Revocation of Agreement
EMPLOYEE agrees that he or she has been provided the opportunity to consider for twenty-one (21) days whether to enter into this Agreement, and has voluntarily chosen to enter the Agreement on this date. EMPLOYEE may revoke this Agreement for a period of seven (7) days following the execution of this Agreement; this Agreement shall become effective following expiration of this seven (7) day period.

                                               EMPLOYEE:


                                                   /s/ Neve Savage
                                               -------------------
                                                   EMPLOYEE
                                               Date: August 2, 2001

                                               AVENUE A, INC.


                                               By: /s/  Rebecca D. Clements
                                                  -------------------------
                                                   Its: VP Human Resources
                                                        ------------------
                                               Date: August 8, 2001

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